Exhibit 10.1

LICENSE AGREEMENT

DATED AUGUST 19, 1991

BY AND AMONG

THE MASSACHUSETTS INSTITUTE OF TECHNOLOGY,

THE WHITEHEAD INSTITUTE

AND

ARIAD PHARMACEUTICALS, INC.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

WHI Vers -1/28/91	LLN/#4: 4167ariad.agt
Date: August 8, 1991

LICENSE AGREEMENT

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

This Agreement is made and entered into this 19th day of August, 1991, (the Effective Date) by and between MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139, U.S.A. (hereinafter referred to as M.I.T.), and the WHITEHEAD INSTITUTE, a corporation organized and existing under the laws of Delaware and having its principal office at Nine Cambridge Center, Cambridge, Massachusetts 02142, U.S.A., (hereinafter referred to as Whitehead) and ARIAD PHARMACEUTICALS, INC., a corporation duly organized under the laws of Delaware and having its principal office at 687 Wetherby Lane, Devon, Pennsylvania 19333 (hereinafter referred to as LICENSEE).

WITNESSETH

WHEREAS, M.I.T. and Whitehead are the owners of certain “Patent Rights” (as later defined herein) relating to M.I.T. Case No. [***] by [***]; M.I.T. Case No. [***] (Whitehead No. [***]) “[***]” by [***]; M.I.T. Case No. [***] (Whitehead No. [***]) “[***]” by [***]; M.I.T. Case No. [***] (Whitehead [***]) “[***]” by [***] et al.; M.I.T. Case No. [***] (Whitehead No. [***]) “[***]” by [***] and has the right to grant licenses under said Patent Rights, subject only to a royalty-free, nonexclusive license heretofore granted to the United States Government;

WHEREAS, Whitehead has authorized M.I.T. to act as its sole and exclusive agent for the purposes of licensing Whitehead’s rights in the Patent Rights and has authorized M.I.T. to enter into this licensing agreement on its own and Whitehead’s behalf;

WHEREAS, M.I.T. and Whitehead desire to have the Patent Rights utilized in the public interest and is willing to grant a license thereunder;

WHEREAS, LICENSEE has represented to M.I.T., to induce M.I.T. to enter into this Agreement, that LICENSEE is committed to the development and commercialization of “Licensed Product(s)” (as later defined herein) and/or the use of the “Licensed Process(es)” (as later defined herein) and that it shall commit itself to a thorough, vigorous and diligent program of exploiting the Patent Rights so that public utilization shall result therefrom; and

WHEREAS, LICENSEE desires to obtain a license under the Patent Rights upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein the parties hereto agree as follows:

ARTICLE I - DEFINITIONS

For the purposes of this Agreement, the following words and phrases shall have the following meanings:

1.1           “LICENSEE” shall include a related company of LICENSEE, the voting stock of which is directly or indirectly at least Fifty Percent (50%) owned or controlled by LICENSEE, an organization which directly or indirectly controls more than Fifty Percent (50%) of the voting

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

stock of LICENSEE and an organization, the majority ownership of which is directly or indirectly common to the ownership of LICENSEE.

1.2           “Patent Rights” shall mean all of the following Whitehead and M.I.T. intellectual property:

(a)	the United States and foreign patents and/or patent applications listed in Appendix A;

(b)	United States and foreign patents issued from the applications listed in Appendix A and from divisionals and continuations of these applications;

(c)
claims of U.S. and foreign continuation-in-part applications, and of the resulting patents, which are directed to subject matter specifically described in the U.S. and foreign applications listed in Appendix A;

(d)
claims of all foreign patent applications, and of the resulting patents, which are directed to subject matter specifically described in the United States patents and/or patent applications described in (a), (b), or (c) above;

(e)	any reissues of United States patents described in (a), (b), (c), or (d) above.

1.3           A “Licensed Product” shall mean any product or part thereof which:

(a)	is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights in the country in which any Licensed Product is made, used or sold;

(b)
is manufactured by using a process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights in the country in which any Licensed Process is used or in which such product or part thereof is used or sold;

(c)	contains the Tangible Property,

subject to the limitations in Paragraph 4.4.

1.4           A “Licensed Process” shall mean any process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights or which uses the Tangible Property, subject to the limitations in Paragraph 4.4.

1.5           “Net Sales” shall mean LICENSEE’s (and its sublicensees’ where appropriate) billings for Licensed Products and Licensed Processes produced hereunder less the sum of the following:

(a)	discounts allowed in amounts customary in the trade;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(b)	sales, tariff duties and/or use taxes directly imposed and with reference to particular sales;

(c)	outbound transportation prepaid or allowed; and

(d)	amounts allowed or credited on returns.

No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by LICENSEE and on its payroll, or for cost of collections. Licensed Products shall be considered “sold” when billed out or invoiced.

1.6           “Tangible Property” shall mean cell lines containing [***] obtained directly or indirectly from M.I.T. or Whitehead, and any progeny and derivatives thereof.

ARTICLE II - GRANT

2.1           M.I.T. hereby grants to LICENSEE the right and license to make, have made, use, lease and sell the Licensed Products, and to practice the Licensed Processes to the end of the term for which the Patent Rights are granted unless sooner terminated according to the terms hereof.

2.2           This license shall be subject to the research license and to the option granted to Centocor to acquire a license to the Patent Rights of M.I.T. Case 4167 for use with certain hybridomas, under the Collaborative Research Agreement between Centocor and M.I.T. dated November 14, 1988 as attached hereto as Appendix C. M.I.T. agrees that it will not renew the Collaboration Research Agreement as provided in Paragraph 2 thereof.

2.3           In order to establish a period of exclusivity for LICENSEE, M.I.T. hereby agrees that with the exception of the rights granted or optioned to Centocor, it shall not grant any other license to make, have made, use, lease and sell Licensed Products or to utilize Licensed Processes during the period of time commencing with the Effective Date of this Agreement and terminating with the first to occur of:

(a)	for each type of Licensed Product the expiration of Twelve (12) years after the first commercial sale of that Licensed Product; or

(b)	the expiration of Sixteen (16) years after the Effective Date of this Agreement;

provided, however, that for any Licensed Product for which an application for premarket approval has been submitted to the U.S. FDA prior to July 1, 2007, the time spent by the FDA reviewing said application(s) for that Licensed Product shall be added to the period of exclusivity which would otherwise apply.

2.4           At the end of the exclusive period, the license granted hereunder shall become nonexclusive and shall extend to the end of the term or terms for which any Patent Rights are issued, unless sooner terminated as hereinafter provided, or unless the parties agree to extend the period of exclusivity.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

2.5           M.I.T. and Whitehead also agree to bring to the attention of LICENSEE any inventions which relate to [***] which arise prior to December 31, 1994 from the M.I.T. or Whitehead laboratories of any of the inventors of the Patent Rights listed in Appendix A. LICENSEE shall have a three month option, dating from the date at which any such invention is revealed to LICENSEE, to begin negotiations with M.I.T. for an exclusive license to such invention. If such negotiations are begun at LICENSEE’s request, LICENSEE shall have an additional three month option to negotiate in good faith for an exclusive license to the invention. LICENSEE’s options under this Paragraph 2.5 shall, however, be subject to any options or licenses granted under a research agreement with sponsors of the research leading to such invention, and the terms of such research agreements shall not be limited by the provisions of this Paragraph 2.5. M.I.T. and Whitehead shall use their best reasonable efforts to notify LICENSEE of any planned or completed sponsorship agreements, other than those involving U.S. Government sponsorship, in the field of [***], subject, however, to any confidentiality provisions with sponsors that might limit such notification.

2.6           LICENSEE agrees that Licensed Products leased or sold in the United States shall be manufactured substantially in the United States.

2.7           Whitehead and M.I.T. reserve the right to practice under the Patent Rights and to use and distribute the Tangible Property for their noncommercial research purposes under a Materials Transfer agreement similar to that in Appendix D. M.I.T. and Whitehead shall use their best reasonable efforts to notify LICENSEE of any Tangible Property distributed to third parties.

2.8           LICENSEE shall have the right to enter into sublicensing agreements for the rights, privileges and licenses granted hereunder only during the exclusive period of this Agreement. Such sublicensees may extend past the expiration date of the exclusive period of this Agreement, but any exclusivity of such sublicenses will expire upon the expiration of LICENSEE’s exclusivity.

2.9           LICENSEE hereby agrees that every sublicensing agreement to which it shall be a party and which shall relate to the rights, privileges and license granted hereunder shall contain a statement setting forth the date upon which LICENSEE’s exclusive rights, privileges and license hereunder shall terminate.

2.10           LICENSEE agrees that any sublicenses granted by it shall provide that the obligations to M.I.T. and Whitehead of Articles II, V, VII, VIII, IX, X, XII, XIII, and XV of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement. LICENSEE further agrees to attach copies of these Articles to sublicense agreements.

2.11           LICENSEE agrees to forward to M.I.T. a copy of any and all fully executed sublicense agreements, and further agrees to forward to M.I.T. annually a copy of such reports received by LICENSEE from its sublicensees during the preceding twelve (12) month period under the sublicensee as shall be pertinent to a royalty accounting under said sublicense agreements.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

2.12           LICENSEE shall not receive from sublicensees anything of value in lieu of cash payments in consideration for any sublicense under this Agreement, without the express prior written permission of M.I.T..

2.13           The license granted hereunder shall not be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology not specifically set forth in Appendix A hereof and Paragraph 2.5.

ARTICLE III - DUE DILIGENCE

3.1           LICENSEE shall use its best efforts to bring one or more Licensed Products or Licensed Processes to market through a thorough, vigorous and diligent program for exploitation of the Patent Rights.

3.2           In addition, LICENSEE shall adhere to the following milestones:

(a)	LICENSEE shall deliver to M.I.T. on or before [***] on or before the ninetieth (90th) day following the close of LICENSEE’s fiscal year.

(b)	ARIAD PHARMACEUTICALS, INC. (LICENSEE) shall have received at least [***].

(c)	ARIAD PHARMACEUTICALS, INC. (LICENSEE) shall have received a cumulative total of at least [***].

(d)
LICENSEE shall, within six (6) months of a request by a suitable sublicensee willing to take a sublicense upon reasonable business terms, grant at least one sublicense to the Patent Rights and Tangible Property for sale of Licensed Products as research reagents with appropriate protection of LICENSEE’s commercial interests. Failure to reach such an agreement within six (6) months after a bona fide request shall allow M.I.T. to grant a license to the Patent Rights to the requestor for sale of research reagents on terms no more favorable than those of paragraph 4.1(d) below.

(e)	In any calendar year after [***] that LICENSEE has not made at least [***] in Net Sales of Licensed Product, LICENSEE shall have invested a minimum of [***].

3.3           LICENSEE’s failure to perform in accordance with Paragraphs 3.1 and 3.2 above shall be grounds for M.I.T. to terminate this Agreement pursuant to Paragraph 13.3 hereof.

ARTICLE IV - ROYALTIES

4.1           For the rights, privileges and license granted hereunder, LICENSEE shall pay royalties to M.I.T. in the manner hereinafter provided to the end of the term of the Patent Rights or until this Agreement shall be terminated as hereinafter provided:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(a)	License Issue Fee of [***], which said License Issue Fee shall be deemed earned and due thirty days after the execution of this Agreement.

(b)
License Maintenance Fees of [***]per year payable on [***]and on January 1 of each year thereafter until the [***]. Following the submission of such [***], the License Maintenance Fees shall be [***] per year beginning January 1 of the year following the submission. However, beginning [***], the License Maintenance Fees shall be [***] per year [***] has been submitted by LICENSEE. The License Maintenance Fee for a given year shall be fully creditable against any Running Royalties subsequently due.

(c)	A one-time Milestone Fee of [***] payable within ninety (90) days after LICENSEE receives approval to [***] on a Licensed Product based upon its [***].

(d)
Running Royalties in an amount equal to [***] of the Net Sales of Licensed Products and Licensed Processes used, leased or sold by and/or for LICENSEE which are covered [***] of the Patent Rights in any country in which the Licensed Products and/or Licensed Processes are made, used, leased or sold; and Running Royalties in an amount equal to [***] of the Net Sales of Licensed Products and Licensed Processes used, leased or sold by and/or for LICENSFF which are covered [***] of the Patent Rights in any country in which the Licensed Products and/or Licensed Processes are made, used, leased or sold. The provisions of this paragraph shall not apply to any Licensed Products leased or sold by LICENSEE or its sublicensees for use as research reagents.

(e)	Running Royalties in an amount equal to [***] of the Net Sales price of Licensed Products sold by or for LICENSER, or its sublicensees for use as research reagents.

(f)
[***] of any payments made to LICENSEE for sublicensing of the Patent Rights and/or Tangible Property. This subparagraph 4.1(f) shall not apply, however, to royalties paid to LICENSEE by sublicensee(s) on the Net Sales of Licensed Products sold by sublicensee(s) for use as research reagents, which shall fall under subparagraph 4.1(e) above.

4.2           The License Issue Fee, Milestone Fee and all License Maintenance Fees shall be cumulatively creditable against Running Royalties.

4.3           All patent costs incurred prior to July 1, 1991 and reimbursed by LICENSEE under Article VI shall be creditable against Running Royalties except for Running royalties on research reagents. [***] of patent costs incurred after July 1, 1991 shall be creditable against Running Royalties except for Running Royalties on research reagents.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

4.4           The definitions of Paragraphs 1.3 and 1.4 notwithstanding, after [***] Running Royalties shall be due on the Net Sales of a Licensed Product only if the Licensed Product is covered [***].

4.5           LICENSEE shall be entitled to credit [***] of the royalties paid to third parties for the use, lease or sale of a Licensed Product or Licensed Process by LICENSEE against the Running Royalties for that Licensed Product or Licensed Process due under subparagraph 4.1(d) above; provided, however that the amount credited shall not reduce the Running Royalty paid below [***] for the Licensed Product or Licensed Process covered [***], and [***] if the Licensed Product or Licensed Process is covered [***].

4.6           In no instance shall the amount paid to M.I.T. in total in a given year be less than the License Maintenance Fee for that year.

4.7           All payments due hereunder shall be paid in full, without deduction of taxes or other fees which may be imposed by any government and which shall be paid by LICENSEE.

4.8           No multiple royalties shall be payable because any Licensed Product, its manufacture, use, lease or sale are or shall be covered by more than one patent application or patent licensed under this Agreement.

4.9           Royalty payments shall be paid in United States dollars in Cambridge, Massachusetts, or at such other place as M.I.T. may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion shall be required in connection wish the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the Chase Manhattan Bank (N.A.) on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

ARTICLE V - REPORTS AND RECORDS

5.1           LICENSEE, within sixty (60) days after March 31, June 30, September 30 and December 31, of each year, shall deliver to M.I.T. true and accurate reports, giving such particulars of the business conducted by LICENSEE and its sublicensees during the preceding three-month period under this Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following:

(a)	number of Licensed Products manufactured and sold.

(b)	total billings for Licensed Products sold.

(c)	accounting for all Licensed Processes used or sold.

(d)	deductions applicable as provided in Paragraph 1.5.

(e)	total royalties due.

(f)	names and addresses of all sublicensees of LICENSEE.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

5.2           With each such report submitted, LICENSEE shall pay to M.I.T. the royalties due and payable under this Agreement. If no royalties shall be due, LICENSEE shall so report.

5.3           On or before the ninetieth (90th) day following the close of LICENSEE’s fiscal year, LICENSEE shall provide M.I.T. with LICENSEE’s certified financial statements for the preceding fiscal year including, at a minimum, a Balance Sheet and an Operating Statement.

5.4           The royalty payments set forth in this Agreement shall, if overdue, bear interest until payment at a per annum rate two percent (2%) above the prime rate in effect at the Chase Manhattan Bank (N.A.) on the due date. The payment of such interest shall not foreclose M.I.T. from exercising any other rights it may have as a consequence of the lateness of any payment.

ARTICLE VI - PATENT PROSECUTION

6.1           M.I.T. (and/or Whitehead, as appropriate, depending on ownership of the individual Patent Rights) shall apply for, seek prompt issuance of, and maintain during the term of this Agreement the Patent Rights in the United States and in the foreign countries listed in Appendix B hereto. Appendix B may be amended by verbal agreement of both parties, such agreement to be confirmed in writing within ten (10) days. The prosecution, filing and maintenance of all Patent Rights patents and applications shall be the primary responsibility of M.I.T. (and/or Whitehead); provided, however, LICENSEE shall have reasonable opportunities to advise M.I.T. (and/or Whitehead) and shall cooperate with M.I.T. (and/or Whitehead) in such prosecution, filing and maintenance.

6.2           Payment of all fees and costs relating to the filing, prosecution, and maintenance of the Patent Rights shall be the responsibility of LICENSEE, whether such fees and costs were incurred before or after the date of this Agreement. Such payments shall be creditable as specified in Paragraphs 4.2 and 4.3. For fees and costs incurred prior to July 1, 1991, LICENSEE shall reimburse M.I.T. and Whitehead on the following schedule:

25% of total:	30 days after billing

25% of total:	January 15, 1992

25% of total:	July 15, 1992

25% of total:	January 15, 1993

Fees and costs incurred after July 1, 1991 shall be reimbursed within 30 days after billing.

ARTICLE VII - INFRINGEMENT

7.1           LICENSEE, M.I.T. and Whitehead shall promptly inform each other of any alleged infringement of the Patent Rights by a third party and of any available evidence thereof.

7.2           During the term of this Agreement, LICENSEE shall have the right, but shall not be obligated, to prosecute at its own expense any such infringements of the Patent Rights and in furtherance of such right, M.I.T. and Whitehead hereby agree that LICENSEE may include

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

M.I.T. or Whitehead as party plaintiffs in any such suit without expense to M.I.T. or Whitehead. The total cost of any such infringement action commenced or defended solely by LICENSEE shall be borne by LICENSEE. LICENSEE may, for such purposes, use the name of M.I.T. or Whitehead as party plaintiffs provided, however, that such right to bring an infringement action shall remain in effect only for so long as the license granted herein remains exclusive. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of M.I.T. and Whitehead, which consent shall not unreasonably be withheld. LICENSEE shall indemnify M.I.T. and Whitehead against any order for costs associated with the litigation that may be made against M.I.T. or Whitehead in such proceedings.

7.3           In the event that LICENSEE shall undertake the enforcement and/or defense of the Patent Rights by litigation, LICENSEE may withhold up to [***] of the royalties otherwise thereafter due M.I.T. hereunder and apply the same toward reimbursement of up to [***] of LICENSEE’s expenses, including reasonable attorney’s fees, in connection therewith. Any recovery of damages by LICENSEE for any such suit shall be applied pro rata in satisfaction of (i) any unreimbursed expenses and legal fees of LICENSEE relating to the suit; and (ii) any royalties due M.I.T. and withheld by LICENSEE and applied pursuant to this Paragraph 7.3. The balance remaining from any such recovery shall be divided between LICENSEE and M.I.T. in the proportion of [***].

7.4           If within six (6) months after having been notified of any alleged infringement, LICENSEE shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if LICENSEE shall notify M.I.T. at any time prior thereto of its intention not to bring suit against any alleged infringer, then, and in those events only, M.I.T. or Whitehead, as appropriate) shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the Patent Rights, and, in furtherance of such right, LICENSEE hereby agrees that M.I.T. (or Whitehead) may include LICENSEE as a party plaintiff in any such suit, without expense to LICENSEE. The total cost of any such infringement action commenced or defended solely by M.I.T. (or Whitehead) shall be borne by M.I.T. (or Whitehead), and M.I.T. (or Whitehead) shall keep any recovery or damages for past infringement derived therefrom. No settlement, consent judgment or other voluntary final disposition of the suit maybe entered into without the consent of LICENSEE, which consent shall not unreasonable be withheld.

7.5           In the event that a declaratory judgment action alleging invalidity or noninfringement of any of the Patent Rights shall be brought against LICENSEE, M.I.T. (or Whitehead), at its option, shall have the right, within thirty (30) days after commencement of such action, to intervene and take over the sole defense of the action at its own expense.

7.6           In any infringement suit as any party may institute to enforce the Patent Rights pursuant to this Agreement, the other parties hereto shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

7.7           LICENSEE, during the exclusive period of this Agreement, shall have the sole right in accordance with the terms and conditions herein to sublicense any alleged infringer for

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

future use of the Patent Rights. Any upfront fees paid to LICENSEE as part of such sublicense shall be handled in accordance with subparagraph 4.1(f).

ARTICLE VIII - PRODUCT LIABILITY

8.1           LICENSEE shall at all times during the tern of this Agreement and thereafter, indemnify, defend and hold M.I.T. and Whitehead, their trustees, officers, employees and affiliates, harmless against all claims and expenses, including legal expenses and reasonable attorneys’ fees, arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the Licensed Product(s) and/or Licensed Process(es) or arising from any obligation of LICENSEE hereunder.

8.2           LICENSEE shall obtain prior to the first use of a Licensed Product or Licensed Process on humans and carry in full force and effect liability insurance which shall protect LICENSEE, M.I.T. and Whitehead in regard to events covered by Paragraph 8.1 above.

8.3           EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, M.I.T. AND WHITEHEAD MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING.

ARTICLE IX - EXPORT CONTROLS

It is understood that M.I.T. and Whitehead are subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. M.I.T. neither represents that a license shall not be required nor that, if required, it shall be issued.

ARTICLE X - NON-USE OF NAMES

LICENSEE shall not use the names of the Massachusetts Institute of Technology nor of the Whitehead Institute nor any of their employees, nor any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from M.I.T. in each case, except that LICENSEE may state that it is licensed by Whitehead or M.I.T. under one or more of the patents and/or applications comprising the Patent Rights.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

ARTICLE XI - ASSIGNMENT

The rights of ARIAD under this Agreement may not be assigned and the duties of ARIAD under this Agreement may not be delegated without the prior written consent of M.I.T. and Whitehead, except that ARIAD may assign this Agreement to an entity, acceptable to M.I.T. and Whitehead, with which it merges or consolidates or which ARIAD controls, or to which substantially all of its assets relating to the Patent Rights are sold or otherwise transferred or to a partnership of which ARIAD or any of its affiliates in the general partner.

ARTICLE XII - ARBITRATION

12.1           Any and all claims, disputes or controversies arising under, out of, or in connection with this Agreement, including any dispute relating to patent validity or infringement, which have not been resolved by good faith negotiations between the parties, shall be resolved by final and binding arbitration in Boston, Massachusetts under the rules of the American Arbitration Association, or the Patent Arbitration Rules if applicable, then obtaining. The arbitrators shall have no power to add to, subtract from or modify any of the terms or conditions of this Agreement. Any award rendered in such arbitration may be enforced by either party in either the courts of the Commonwealth of Massachusetts or in the United States District Court for the District of Massachusetts, to whose jurisdiction for such purposes M.I.T., Whitehead and LICENSEE each hereby irrevocably consents and submits.

12.2           Notwithstanding the foregoing, nothing in this Article shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.

ARTICLE XIII - TERMINATION

13.1           If LICENSEE shall cease to carry on its business, this Agreement shall terminate upon notice by M.I.T.

13.2           Should LICENSEE fail to pay M.I.T. royalties due and payable hereunder, M.I.T. shall have the right to terminate this Agreement on thirty (30) days’ notice, unless LICENSEE shall pay M.I.T. within the thirty (30) day period, all such royalties and interest due and payable. Upon the expiration of the thirty (30) day period, if LICENSEE shall not have paid all such royalties and interest due and payable, the rights, privileges and license granted hereunder shall terminate.

13.3           Upon any material breach or default of this Agreement by LICENSEE, other than those occurrences set out in Paragraphs 13.1 and 13.2 hereinabove, which shall always take precedence in that order over any material breach or default referred to in this Paragraph 13.3, M.I.T. shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder by ninety (90) days’ notice to LICENSEE. Such termination shall become effective unless LICENSEE shall have cured any such breach or default prior to the expiration of the ninety (90) day period.

13.4           LICENSEE shall have the right to terminate this Agreement at any time on six (6) months’ notice to M.I.T., and upon payment of all amounts due M.I.T. through the effective date of the termination.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

13.5           Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. LICENSEE and any sublicensee thereof may, however, after the effective date of such termination, sell all Licensed Products, and complete Licensed Products in the process of manufacture at the time of such termination and sell the same, provided that LICENSEE shall pay to M.I.T. the royalties thereon as required by Article IV of this Agreement and shall submit the reports required by Article V hereof on the sales of Licensed Products.

13.6           Upon termination of this Agreement for any reason, any sublicensee not then in default shall have the right to seek a license from M.I.T.

13.7           LICENSEE shall have the right, upon written notice to M.I.T., to separately terminate its license to any independent patent application or patent of the Patent Rights.

ARTICLE XIV - PAYMENTS NOTICES AND OTHER COMMUNICATIONS

Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

In the case of M.I.T.:

Director
Technology Licensing Office
Massachusetts Institute of Technology
Room E32-300
Cambridge, Massachusetts 02139

In the case of WHITEHEAD:

Vice President
Whitehead Institute
Nine Cambridge Center
Cambridge, MA 02142

In the case of LICENSEE:

Harvey J. Berger, M.D.
Chairman and Chief Executive Officer
ARIAD Pharmaceuticals, Inc.
687 Wetherby Lane
Devon, PA 19333

or as amended in writing from time to time by any party.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

ARTICLE XV - MISCELLANEOUS PROVISIONS

15.1           This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

15.2           The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

15.3           The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the Law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

15.4           LICENSEE agrees to mark the Licensed Products sold in the United States with all applicable United States patent numbers. All Licensed Products shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

15.5           The failure of any party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other parties.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals and duly executed this Agreement the day and year set forth below.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

By	/s/ John T. PrestoN
Name	John T. Preston
Title	Director, Technology Licensing Office
Date	8-26-91

WHITEHEAD INSTITUTE

By	/s/ John Pratt
Name	John Pratt
Title	Vice President
Date	8/28/91

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

ARIAD PHARMACEUTICALS, INC.

By	/s/ Harvey Berger, M.D.
Name	Harvey J. Berger, M.D.
Title	Chairman & Chief Executive Officer
Date	8/19/91

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

APPENDIX A

M.I.T. Case No. [***]
U.S.S.N. [***] (Filed [***])
(Owned by M.I.T. and the Whitehead Institute, jointly)

FOREIGN FILING(S)

M.I.T. Case No. [***]:

European Application No. [***] (Filed [***])
(Claiming Austria, Belgium, Switzerland/Liechtenstein, Germany, France, Great Britain, Italy, Luxembourg, Netherlands, Sweden)

Japanese Application No. PCT/[***] (Filed [***])

M.I.T. Case No. [***]:

Canadian Application No. [***] (Filed [***])
European Application No. [***] (Filed [***])
(Claiming Austria, Belgium, Switzerland/Liechtenstein, Germany, France, Great Britain, Italy, Luxembourg, Netherlands, Sweden)
Japanese Application No. PCT/[***] (Filed [***])

M.I.T. Case No. [***] (Whitehead No. [***])
[***]
U.S.S.N. [***] (Filed [***])
(Owned by The Whitehead Institute)

FOREIGN FILING(S)

[***]

M.I.T. Case No. [***] (Whitehead No. [***])
[***]
U.S.S.N. [***] (Filed [***])
(Owned by The Whitehead Institute)

FOREIGN FILING(S)

European Application No. PCT/[***] (Filed [***])
(Claiming Austria, Belgium, Switzerland/Liechtenstein, Germany, France, Great Britain, Italy, Luxembourg, Netherlands, Sweden)

M.I.T. Case No. [***] (Whitehead No. [***])

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

[***]
U.S.S.N. [***] (Filed [***])
(Owned by The Whitehead Institute and Harvard University, jointly. Harvard University has given M.I.T. the authority to license Harvard’s rights on Harvard’s behalf and has given Whitehead full rights to prosecute and defend the Patent Rights.)

FOREIGN FILING (S)

[***]

M.I.T. Case [***] (Whitehead [***])
[***]
(Owned by The Whitehead Institute)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

APPENDIX B

Foreign countries in which Patent Rights shall be filed, prosecuted and maintained in accordance with Article VI where legally possible:

[***]

[***]

[***]

[***]

[***]

[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

APPENDIX C

#l/LLN111/14/88
CentCollabResAgt

COLLABORATIVE RESEARCH AGREEMENT

This Agreement between Centocor, Inc. and the Massachusetts Institute of Technology (“M.I.T.”) defines the terms and conditions under which Centocor scientists will collaborate with Prof Phillip A. Sharp and colleagues in the Cancer Center at M.I.T. in the area of antibody gene expression (“The Collaboration”).

Centocor and M.I.T. hereby agree as follows:

1.             FIELD: The Field of the Collaboration is defined by the Work Statement attached hereto as Appendix A.

2.             DURATION: The Collaboration shall begin on December 1, 1988 and terminate on November 30, 1991, unless sooner terminated by either party notifying the other, in writing, that it wishes to terminate the Collaboration. The Collaboration may be extended by written mutual consent.

3.             EXCHANGE OF INFORMATION: During the Collaboration, each party shall provide the other with all data and other information that it develops under the Collaboration.

4.             M.I.T. TANGIBLE PROPERTY: M.I.T. shall provide to Centocor certain biological materials (“M.I.T.”) developed before the Collaboration, for Centocor’s use in the Collaboration. Centocor shall not give samples, progeny, or derivatives of such M.I.T. Tangible Property to any third party except with the written permission of M.I.T.

5.             BIOLOGICAL MATERIAL DEVELOPED UNDER THE COLLABORATION: Any biological material developed by one party under the Collaboration shall be provided to the other for its use under the Collaboration. Samples, progeny or derivatives of any biological materials developed under the Collaboration shall not be delivered to any third party without the written permission of the developing party, except as specified in Paragraph 8(c) below. Notwithstanding the foregoing, for hybridomas developed under this Collaboration which are of commercial value to Centocor and which are derived from hybridomas developed or obtained by Centocor outside of this Collaboration, Centocor shall not be requited to provide said hybridomas to MIT unless provision is specifically requested by MIT for specific purposes and, unless suitable cell line transfer agreements in the form of those contained in Appendix C are executed between the parties hereto.”

6.             PUBLICATION: Either party shall be free to publish any of the results it obtains under the Collaboration, and shall acknowledge the contribution of the other party, or include the other

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

party as co-author, as appropriate. The publishing party shall provide the other parry with a copy of manuscripts submitted for publication at least thirty days prior to publication, in order to allow the other party to identify potentially patentable material and request that a patent application be filed.

7.             INVENTIONS: Any inventions made by Centocor personnel shall belong to Centocor, inventions made by M.I.T. personnel shall be owned by M.I.T. Inventions made jointly by M.I.T. and Centocor personnel shall belong jointly to M.I.T. and Centocor. Each party shall promptly notify the other if it makes an invention during the Collaboration, and if it intends to file a patent application on any such inventions. Copies of any such patent applications which are filed by one party shall be promptly provided to the other party.

8.             PATENT AND LICENSING RIGHTS:

(a)            During the Collaboration, M.I.T. shall grant to Centocor a royalty-free nonexclusive license to the Patent Rights of the M.I.T. Cases listed in Appendix B and to the M.I.T. Tangible Property for internal research and development use in the field of use of “Expression of Antibodies”. If Centocor does not terminate this Agreement at any time prior to October 31, 1991, the internal research and development use license to the Patent Rights and the M.I.T. Tangible Property shall be in perpetuity.

(b)            M.I.T. shall have the right to use any biological property and inventions developed by Centocor under the Collaboration for its own internal uses, royalty-free in perpetuity.

(c)            “Transferrable Property” is defined as any biological property developed by Centocor under the Collaboration, but excluding hybridomas developed by Centocor which produce antibody of commercial value to Centocor. “Licensable Centocor Patent .Rights” shall mean patent rights to inventions made by Centocor under the Collaboration, but excluding claims to hybridomas producing antibody of commercial value to Centocor. M.I.T. shall have the right to license to third parties, only in conjunction with the Patent Rights to Appendix B, any Transferrable Property and Licensable Centocor Inventions. M.I.T. shall pay to Centocor twenty-five percent (25%) of the Net Royalties it receives from such licenses. (“Net Royalties” is defined as Gross Royalties minus 15% for administration and marketing, and minus any unreimbursed out-of-pocket patenting costs.)

(d)            Centocor shall have a first option to an exclusive royalty-bearing license with suitable due diligence provisions, for certain Applications, to the M.I.T. Tangible Property, the Patent Rights of Appendix B, and any M.I.T. inventions or biological property developed under the Collaboration. An “Application” is defined as all hybridomas producing antibodies to a single antigen or directed to detection of a single disease state if all tests for that disease are based on the same antigen or set of antigens operating by the same basic mechanism in the disease state. The terms of Centocor’s option are as follows:

(i)            Centocor shall have a first option for an exclusive license to all Applications for one year following the beginning of the Collaboration and an option for a non-exclusive license until one year following the end of the Collaboration. Thereafter, Centocor’s option shall be only to Applications for which M.I.T. has not previously granted a license to a third party.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(ii)           Centocor may exercise its option to an exclusive license for an Application only after Centocor demonstrates that it has developed a suitable hybridoma for that Application, or that it has an intensive development program in place specifically devoted to development of a hybridoma for that Application. In the latter event, Centocor’s license to the hybridoma shall terminate if a functional hybridoma is not developed by Centocor within two years of the effective date of the license.

(iii)          If Centocor exercises its option to an exclusive license to an Application, the royalties shall be as follows:

((a))      For Applications using known hybridomas whose efficiency of production of antibody is increased by use of the Patent Rights of Appendix B or the M.I.T. Tangible Property and/or M.I.T. patents or M.I.T. biological property developed under the Collaboration (together defined as “M.I.T. Intellectual and Material Property”), royalties shall include a License Issue Fee of $10,000 per Application, and a Running Royalty of one-half of one percent (0.5%) of Centocor’s sales of product produced and sold using the M.I.T. Intellectual and Material Property.

((b))      For Applications using new hybridomas which could not be practically developed without use of the M.I.T. Intellectual and Material Property, a License Issue Fee of $25,000 per Application, and a Running Royalty of 2.5% of product sales.

AGREED TO FOR:

MASSACHUSETTS INSTITUTE	CENTOCOR, INC.
OF TECHNOLOGY

By:	/s/ John T. Preston	By:	By: /s/ [Chairman of Board of Centocor]

Title:	Director, Technology Licensing Office	Title:	Title: Chairman of the Board

Date:	Nov. 14, 1998	Date:	Date: Nov. , 1998

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

APPENDIX A

WORK STATEMENT

As part of a continuing collaboration between MIT scientists (represented by Dr. Phillip Sharp and Centocor), the MIT scientists will isolate and characterize cDNA clones representing cellular factors involved .in the regulation of immunoglobulin gene expression. Said cDNA clones will then be sent to Centocor where they will be used in one or more of the following ways:

a)	The cDNA clones will be used as probes to determine the level of expression of said factors in hybridoma and other cell lines.

b)	the cDNA clones will be expressed in hybridoma or other mammalian cells in order to study their effects on immunoglobulin production.

c)	the cDNA clones will be expressed in E. coli in order to obtain large quantities for study and for production of antisera.

d)	Recombinants of the cDNAs and otter activator genes may also be tested in the course of these experiments.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

APPENDIX D

MASSACHUSETTS INSTITUTE OF TECHNOLOGY     Cambridge, Massachusetts 02139

Date: ________________________

Biomaterials Coordinator
Technology Licensing Office	Biology Department
Massachusetts Institute of Technology	Massachusetts Institute of Technology
Building E32-300	Building
77 Massachusetts Ave.	77 Massachusetts Ave.
Cambridge, MA 02139	Cambridge, MA 02139

Subject:                     BIOLOGICAL MATERIAL TRANSFER AGREEMENT

Dear

This is to acknowledge your request for ___________________________________________ _____________________________________, which is owned by MASSACHUSETTS INSTITUTE OF TECHNOLOGY (M.I.T.). M.I.T. will provide this material to you, for your use in noncommercial scientific research only, under the following conditions:

1.
The Material covered by this Agreement includes_______________________, any additional progeny or derivatives which could not have been made but for the_______________________ and any related information and know-how which will be received under this agreement.

2.	The Material will be used only by you and by individuals working under your direct supervision in your Institution, and will not be transferred, distributed or released to any other person.

3.
The Material will be used only for noncommercial, publishable research purposes. It will not be used on any research to be used for the development of any commercial product, including drug screening or development for commercial purposes or on behalf of any commercial entity.

4.
You will be free to publish any research results using the Material. We would appreciate your acknowledging in such publication(s) MIT and its personnel as scientifically appropriate, and providing MIT with copies of such publication(s).

5.	The Material is made available for investigational use only in laboratory animals or in in vitro, experiments and will not be used in humans or for any other purpose.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

6.
All characteristics of the Material are not fully understood and its use may involve risks or dangers that are not known or fully appreciated. The Material is being provided without warranty of any sort, express or implied.

7.
You and your Institution will use the Material in compliance with all laws and governmental regulations and guidelines applicable to the Material and will comply with all NIH guidelines and other relevant NIH instructions. In particular:

A)
Your laboratory has been reviewed by its institutional biohazards committee (IBC) which has certified that facilities, procedures, and the training and expertise of the personnel involved are adequate;

B)	Your laboratory has received the appropriate approvals and has registered its rDNA program with the IBC; and

C)	A copy of this letter is on file with your laboratory’s IBC.

8.
You will hold MASSACHUSETTS INSTITUTE OF TECHNOLOGY (M.I.T.) and its employees harmless from any loss, claim, damage or liability, of any kind, which may arise from or in connection with this Agreement or the use, handling or storage of the Material. In no case shall M.I.T, or Professor ______________ be liable for any use by you, by individuals working under your direct supervision, or by your Institution, of the Material or any loss, claim, damage or liability, of any kind, which may arise from or in connection with this Agreement or the use, handling or storage of the Material.

9.	You understand that no other right or license to this Material or to its use is granted or implied as a result of our sending the Material to you.

10.	At the request of MASSACHUSETTS INSTITUTE OF TECHNOLOGY, unused Material will be returned to M.I.T. or destroyed.

Research Project: Studies on the activation and differentiation of monocytic cells.

If you agree to accept the Material under the above conditions, please sign the Agreement, have it signed by an authorized representative of your Institution and return it to:

_________________________________
_________________________________
_________________________________
_________________________________
_________________________________

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

The Material will be sent to you as soon as possible after the receipt of the signed agreement.

Sincerely,

Accepted:

REQUESTER
INSTITUTION ______________________________

By: _____________________________	By:_____________________________
(Signature)	(Signature)

By:_____________________________	By:_____________________________
(Printed Name)	(Authorized Representative’s
Printed Name)

Date:____________________________	Date:____________________________

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

FIRST AMENDMENT

This amendment, dated November 20, 1991, is to the License Agreement dated August 19, 1991 between MASSACHUSETTS INSTITUTE OF TECHNOLOGY, the WHITEHEAD INSTITUTE, and ARIAD PHARMACEUTICALS, INC.

The parties agree that the License Agreement shall be amended as follows in order to acknowledge Harvard University’s ownership of certain Patent Rights:

1.	The following paragraph shall be added to the WITNESSETH section:

“WHEREAS, M.I.T. Case No. [***] (Whitehead No. [***]) “[***] is jointly owned by Harvard University, and Harvard University (Harvard) has authorized M.I.T. to act as its sole and exclusive agent for the purposes of licensing Harvard’s rights in the Patent Rights and has authorized M.I.T. to enter into this licensing agreement on Harvard’s behalf;

2.	The word “Harvard” shall be added after “Whitehead,” in the first sentence of Paragraph 1.2.

3.	The words “and Harvard” shall be added after “Whitehead and M.I.T.” and “M.I.T. and Whithead” in Paragraph 2.7.

4.	The words “and/or Harvard” shall be added after the words “and/or Whitehead” in all instances in Paragraph 6.1.

5.	The words “and Harvard” shall be added after the words “M.I.T. and Whitehead” in Paragraphs 7.1 and 7.2. The words “or Harvard shall be added after the words “M.I.T. or Harvard” in Paragraph 7.2.

6.	The words “and Harvard” shall be added after the words “M.I.T. and Whitehead” in all instances in Paragraphs 8.1, 8.2 and 8.3.

7.	The words “nor of Harvard University” shall be added after “nor of the Whitehead Institute”, and the words “or Harvard” shall be added after the words “Whitehead or M.I.T. in Section X.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals and duly executed this Agreement the day and year set forth below.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

By	/s/ John T. Preston
Name	John T. Preston
Title	Director, Technology Licensing Office
Date	11-11-91

WHITEHEAD INSTITUTE

By	/s/ John Pratt
Name	John Pratt
Title	Vice President
Date	11/20/91

ARIAD PHARMACEUTICALS, INC.

By	/s/ Harvey Berger
Name	Harvey J. Berger
Title	Chairman & CEO
Date	11/20/91

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

SECOND AMENDMENT TO LICENSE AGREEMENT

This Second Amendment to License Agreement (“Second Amendment to License Agreement”) is made and entered into as of this 2nd day of January, 2002, (the “Effective Date”) by and between MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a corporation organized and existing under the laws of the Commonwealth of Massachusetts and having its principal offices at 77 Massachusetts Avenue, Cambridge, Massachusetts (hereinafter referred to as “M.I.T.”), and the WHITEHEAD INSTITUTE, a corporation organized and existing under the laws of Delaware and having its principal offices at Nine Cambridge Center, Cambridge, Massachusetts (hereinafter referred to as “Whitehead”) and ARIAD PHARMACEUTICALS, INC., a corporation duly organized under the laws of Delaware and having its principal offices at 20 Landsdowne Street, Cambridge, Massachusetts (hereinafter referred to as “LICENSEE”).

   WHEREAS, M.I.T., WHITEHEAD and LICENSEE entered into that certain License Agreement dated August 19, 1991, and amended same effective November 20, 1991 (collectively, the “Agreement”); and

WHEREAS, the parties to the Agreement desire to amend certain terms of the Agreement, to add certain terms to the Agreement and to confirm the validity and effectiveness of the remaining terms and conditions set forth in the Agreement, all as further set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and obligations set forth herein, the parties hereby agree as follows.

ARTICLE 1

1.        Definitions. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement.

ARTICLE 2

2.        Amendment of the Agreement. The Agreement is hereby amended as set forth in this Article 2.

2.1        Amendment of Article II - Grant. Article II of the Agreement is hereby amended as set forth herein.

2.1.1        Amendment of Paragraph 2.2. Paragraph 2.2 of the Agreement is hereby deleted and replaced with the following text:

“2.2 [RESERVED]”

2.1.3        Amendment of Paragraph 2.3. Paragraph 2.3 of the Agreement is hereby deleted and replaced with the following text:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

“2.3 Except as otherwise specifically set forth herein, the rights granted under Paragraph 2.1 hereof shall be and remain exclusively granted to LICENSEE and shall continue until the end of the term or terms for which any Patent Rights are issued, unless sooner terminated as provided herein. Without limiting the generality of the foregoing, upon a failure of LICENSEE to pay the License Maintenance Fees due hereunder, the rights granted under Paragraph 2.1 hereunder shall convert to non-exclusive upon written notice from M.I.T. to LICENSEE. The right to convert the rights granted hereunder to non-exclusive shall not be in limitation of any other rights that M.I.T. may have hereunder or at law upon such a failure by LICENSEE to pay the License Maintenance Fees hereunder.”

  2.1.3        Amendment of Paragraph 2.4. Paragraph 2.4 of the Agreement is hereby deleted and replaced with the following text:

“2.4 [RESERVED]”

2.1.4        Amendment of Paragraph 2.8. Paragraph 2.8 of the Agreement is hereby deleted and replaced with the following text:

“2.8 LICENSEE shall have the right to enter into sublicenses for the rights, privileges and licenses granted hereunder. Such sublicenses shall contain provisions enabling LICENSEE to fulfill its obligations to M.I.T. hereunder.”

2.1.5        Amendment of Paragraphs 2.9 and 2.10. Paragraphs 2.9 and 2.10 of the Agreement are hereby deleted and replaced with the following text:

“2.9 [RESERVED]

2.10 [RESERVED]”

2.2        Amendment of Article III - DUE DILIGENCE. Article III of the Agreement is hereby amended as set forth herein.

2.2.1        Amendment of Paragraph 3.1. Paragraph 3.1 of the Agreement is hereby deleted and replaced with the following text:

“3.1 LICENSEE shall use reasonable commercial efforts to bring one or more Licensed Products to market through a thorough, vigorous and diligent program for exploitation of the Patent Rights. Commercially reasonable efforts by LICENSEE to grant sublicenses to companies that LICENSEE reasonably believes are engaged or will engage in such activities shall be sufficient to satisfy LICENSEE’s obligations hereunder.”

2.2.2        Amendment of Paragraph 3.2. Paragraph 3.2 of the Agreement is hereby deleted and replaced with the following text:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

“3.2 [RESERVED]”

2.3        Amendment of Article VII - INFRINGEMENT. Article VII of the Agreement is hereby amended as set forth herein.

2.3.1        Amendment of Paragraph 7.5. Paragraph 7.5 of the Agreement is hereby deleted and replaced with the following text:

“7.5 In the event that a declaratory action alleging invalidity or noninfringement of any of the Patent Rights shall be brought against LICENSEE, and LICENSEE fails to take reasonable steps to defend such action in a timely manner, M.I.T. (or Whitehead), at its option, shall have the right to intervene and take over sole defense of such action at its own expense.”

ARTICLE 3
CONFIRMATION OF VALIDITY AND EFFECTIVENESS

3.        Confirmation of Validity and Effectiveness. Except as otherwise specifically set forth herein, the parties hereby confirm the validity and continued effectiveness of the Agreement.

IN WITNESS WHEREOF, the parties have hereunto set their hands and duly executed this Second Amendment to License Agreement as of the Effective Date.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

By:	/s/ Lita L. Nelsen
Name:	Lita L. Nelsen
Title:	Director, Technology Office

WHITEHEAD INSTITUTE

By:	/s/ John Pratt
Name:	John Pratt
Title:	Vice President

ARIAD PHARMACEUTICALS, INC.

/s/ Fritz Casselman
By:	Fritz Casselman
Senior Vice President and
Chief Business Officer

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.